Exhibit 10.63
03/09
International Grant
FINISAR CORPORATION
RESTRICTED STOCK UNIT ISSUANCE AGREEMENT
     RECITALS
A. The Board has adopted the Plan for the purpose of attracting and retaining the services of selected employees who provide services to a Participating Company.
B. The Participant is to render valuable services to a Participating Company and the Board has approved the award of restricted stock units to the Participant pursuant to this Agreement.
C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.
     NOW, THEREFORE, it is hereby agreed as follows:
          1. Grant of Restricted Stock Units. The Company hereby awards to the Participant, as of the Award Date, an award (the “Award”) of restricted stock units under the Plan. Each restricted stock unit represents the right to receive one share of Common Stock on the vesting date of that unit. The number of shares of Common Stock subject to the awarded restricted stock units, the applicable vesting schedule for the restricted stock units and the underlying shares, the dates on which those vested shares shall be issued to the Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.
AWARD SUMMARY

Award Date:
Participant:
Number of Shares Subject to Award:	*** shares of Common Stock (the “Shares”)
Vesting Schedule:	The Participant shall vest with respect to the Shares as follows: *********** (the “Vesting Schedule”). The Shares may vest on an accelerated basis prior to these vesting dates in accordance with the provisions of Paragraphs 3 and 4 of this Agreement. In no event shall any Shares vest after the date of the Participant’s termination of Service.

Issuance Dates:	Each Share in which the Participant vests in accordance with the foregoing Vesting Schedule shall be issued on the date (the “Issuance Date”) on which that Share so vests or as soon thereafter as administratively practicable, but in no event later than *************. The issuance of the Shares shall be subject to the Company’s collection of any applicable Withholding Taxes in accordance the procedures set forth in Paragraph 6 of this Agreement.
          2. Limited Transferability. Prior to actual receipt of the Shares which vest and become issuable hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of descent and distribution.
          3. Cessation of Service.
               (a) Except to the extent otherwise provided in Paragraph 3(b) below, should the Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of restricted stock units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.
               (b) Should the Participant cease Service as a result of a Termination After Change in Control, then the Participant shall immediately, upon the date of such cessation, fully vest in the Award. The Shares subject to those vested units will be issued on the Issuance Date triggered by the termination, subject to the Company’s collection of any applicable Withholding Taxes pursuant to the provisions of Paragraph 6 of this Agreement.
          4. Change in Control.
               (a) Any restricted stock units subject to this Award at the time of a Change in Control may be assumed by the surviving, continuing, successor or purchasing corporation or parent thereof (the “Acquiring Corporation”) or substituted with a substantially equivalent award for the Acquiring Corporation’s stock. In the event the restricted stock units are not to be so assumed or substituted, then the Participant shall fully vest in the Award immediately prior to the effective date of the Change in Control. The Shares subject to those vested units will be issued on the Issuance Date triggered by the Change in Control, subject to the Company’s collection of any applicable Withholding Taxes pursuant to the provisions of Paragraph 6 of this Agreement.
               (b) In the event this Award is assumed, the restricted stock units subject to the Award shall be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time.
               (c) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
          5. Adjustment in Shares. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or other similar change in the capital structure of the Company, appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award. The adjustments shall be made by the

Board in such manner as the Board deems appropriate and such adjustments shall be final, binding and conclusive.
          6. Issuance of Shares of Common Stock.
               (a) On the Issuance Date or as soon thereafter as practicable, the Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the number of hares of Common Stock underlying the restricted stock units which vest under the Award on such date, subject, however, to the Company’s collection of any applicable Withholding Taxes.
               (b) The Withholding Taxes shall be collected from the proceeds of a next-day sale of a portion of the Shares effected by the Company’s designated broker; the Participant’s acceptance of the Award shall constitute the Participant’s authorization to the broker to effect such sale. This Agreement shall be deemed to be a 10b5-1 plan under the Exchange Act.
               (c) In no event will any fractional shares be issued.
               (d) The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance after the satisfaction of the applicable Withholding Taxes.
          7. Compliance with Laws and Regulations.
               (a) The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock may be listed for trading at the time of such issuance.
               (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Common Stock hereby shall relieve the Company of any liability with respect to the non-issuance of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
          8. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.
          9. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below Participant’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
          10. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Board with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.
          11. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
          12. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent Corporation or Subsidiary Corporation employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service at any time for any reason, with or without cause, subject to compliance with local law and the terms of any employment agreement.
          13. Nature of Grant; No Entitlement; No Claim for Compensation. In accepting the grant of this Award for the number of Shares as specified above, the Participant acknowledges the following:
               (a) The Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time.
               (b) The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.
               (c) All decisions with respect to future awards, if any, will be at the sole discretion of the Board.
               (d) The Participant is voluntarily participating in the Plan.
               (e) This Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to a Participating Company (including, as applicable, the Participant’s employer) and which is outside the scope of the Participant’s employment contract, if any.

               (f) This Award is not part of the Participant’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
               (g) In the event that the Participant’s employer is not the Company, the grant of the Award will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of the Award will not be interpreted to form an employment contract with the Participant’s employer or any Parent Corporation or Subsidiary Corporation.
               (h) The future value of the underlying Shares is unknown and cannot be predicted with certainty.
               (i) In consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or any of the Shares issuable under the Award from termination of the Participant’s employment by the Company or the Participant’s employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws), and the Participant irrevocably releases the Participant’s employer, the Company and its Parent Corporations and Subsidiary Corporations, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.
          14. Data Privacy.
               (a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement by and among, as applicable, his or her employer, the Company and its Parent Corporations and Subsidiary Corporations for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
               (b) The Participant understands that his or her employer, the Company and its Parent Corporations and Subsidiary Corporations, as applicable, hold certain personal information about the Participant regarding his or her employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company and its Parent Corporations and Subsidiary Corporations, details of all options, awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”). The Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.
          15. Electronic Delivery. The Company may deliver any documents related to the Award, the Plan or future awards that may be granted under the Plan by electronic means. Such means of electronic delivery include, but do not necessarily include, the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the documents via e-mail or such other means of electronic delivery specified by the Company. The Participant hereby acknowledges that the Participant has read this provision and consents to the electronic delivery of the documents. The Participant acknowledges that the Participant may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company with a paper copy of any documents if the attempted electronic delivery of such documents fails.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

FINISAR CORPORATION

By:

Title:

PARTICIPANT

Signature:

Name:

Address:

APPENDIX A
DEFINITIONS
The following definitions shall be in effect under the Agreement:
          A. Agreement shall mean this Restricted Stock Unit Issuance Agreement.
          B. Award shall mean the award of restricted stock units made to the Participant pursuant to the terms of the Agreement.
          C. Award Date shall mean the date the restricted stock units are awarded to the Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.
          D. Board shall mean the Company’s Board of Directors and any committee of the Board appointed to administer the Plan.
          E. Cause shall mean any of the following: (i) the Participant’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with a Participating Company.
          F. Change in Control shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a sale, exchange or transfer of all or substantially all of the assets of the Company, the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which, as a result of the Transaction, own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.
          G. Code shall mean the Internal Revenue Code of 1986, as amended.
          H. Common Stock shall mean shares of the Company’s common stock.
          I. Company shall mean Finisar Corporation, a Delaware corporation, and any successor corporation.
          J. Consultant shall mean a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Exchange Act of 1934.
          K. Director shall mean a member of the Board or of the board of directors of any other Participating Company.
          L. Employee shall mean any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.
          M. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.
          N. Fair Market Value per share of Common Stock, as of any date, shall mean the value of a share of Common Stock as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
          (i) If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the Common Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Common Stock, as reported in the Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common

Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.
          (ii) If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.
          O. Good Reason shall mean any one or more of the following that occurs without the Participant’s consent:
          (i) a material diminution in the Participant’s authorities, duties, or responsibilities compared to the Participant’s authorities, duties or responsibilities with the Participating Company Group immediately prior to the date of the Change in Control;
          (ii) a material change in the location of the principle place of the Participant’s Service (for this purpose a location that is more than fifty (50) miles from the Participant’s principal place of Service immediately prior to the date of the Change in Control shall be deemed to be material); or
          (iii) a material reduction by the Participating Company Group of the Participant’s base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to the Participant’s);
     provided, however, that none of the events specified above shall constitute grounds for Good Reason unless the Participant shall have notified the Participating Company employing the Participant in writing describing the event which constitutes grounds for Good Reason within sixty (60) days following the occurrence of such event and the Participating Company shall have failed to cure such event within thirty (30) days after the Participating Company’s receipt of such written notice in which case the Participant’s employment shall terminate upon expiration of such thirty (30)-day cure period.
          P. Ownership Change Event shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.
          Q. Parent Corporation shall mean any present or future “parent corporation” of the Company as defined in Section 424(e) of the Code.

          R. Participant shall mean the person to whom the Award is made pursuant to the Agreement.
          S. Participating Company shall mean the Company or any Parent Corporation or Subsidiary Corporation.
          T. Participating Company Group shall mean, at any point in time, all corporations collectively which are then Participating Companies.
          U. Plan shall mean the Company’s 2005 Stock Incentive Plan.
          V. Service shall mean the Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, the Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining the Participant’s vested Shares. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. The Participant’s period of Service shall not include any period of notice of termination of employment, whether expressed or implied, and shall be determined solely by this Agreement and without reference to any other agreement, written or oral, including the Participant’s contract of employment. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
          W. Subsidiary Corporation shall mean any present or future “subsidiary corporation” of the Company as defined in Section 424(f) of the Code.
          X. Termination After Change in Control shall mean either of the following events occurring upon or within twelve (12) months after a Change in Control:
          (i) termination by the Participating Company Group of the Participant’s Service for any reason other than for Cause; or
          (ii) the Participant’s resignation for Good Reason from all capacities in which the Participant is then rendering Service.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant’s Service with the Participating Company Group which (1) is for Cause; (2) is a result of the Participant’s death or disability; (3) is a result of the

Participant’s voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.
          Y. Withholding Taxes shall mean the income tax, employment tax, social insurance, payroll tax, contributions, payment on account obligations or other amounts required to be withheld by the Company in connection with the issuance of the shares of Common Stock under the Award.